AMENDMENT TO SUBLEASE AGREEMENT
                                   (as amended)
                                     BETWEEN
                         AMERICAN CAST IRON PIPE COMPANY
                                       AND
                              L.B. FOSTER COMPANY

                          Dated as of December 11, 1991

                                AMENDMENT NO. 3
                         Dated as of  April 15 , 1997

                                AMENDMENT NO. 3
                            TO SUBLEASE AGREEMENT

THIS AMENDMENT TO SUBLEASE AGREEMENT dated December 11, 1991, as amended, ("Sublease") by and between AMERICAN CAST IRON PIPE COMPANY, a Georgia corporation, ("Landlord") and L.B. FOSTER COMPANY, a Delaware corporation, ("Tenant") is made and entered into between Landlord and Tenant on and as of this the 15th day of April, 1997 ("Amendment").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant desire to further amend the Sublease which has heretofore been amended by Amendment No. 1 amending Exhibit "A" to the Sublease and by Amendment which provides that the Commencement Date of the Sublease is April 1, 1992, and extends the term of the Sublease; and

WHEREAS, Tenant has requested that Landlord construct the improvements identified on Exhibit 2A to this Amendment on the "demised premises"
(as herein defined), and Landlord is willing to construct the improvements ("Improvement" or "Improvements") on and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual undertakings, covenants, promises, and agreements herein contained, and for other good and valuable consideration, receipt of which is acknowledged, Landlord and Tenant agree as follows:

A. CERTAIN AGREEMENTS.

 1. Except as otherwise provided herein, all defined terms in the Sublease are incorporated by reference into this Amendment.

	2. As used in the Sublease:

	(a) the term, "demised premises" is hereby redefined to mean the coating yard described on Amended Exhibit "A" to the Sublease and any and all improvements located on the demised premises;

	(b) the term, "building" means the building referenced in Exhibit "B" to the
 Sublease (such building is referred to herein as "building" or "Original
 Building") and the term "buildings" means any and all enclosed structures located on the demised premises, including, without limitation, the
 Improvement or Improvements and the Original Building;

 (c) the term, "Supplemental Commencement Date," means the first day of the first month immediately following the earlier of (i) the date on which the Landlord's representative responsible for supervising construction shall certify in writing to Landlord or the Prime Landlord that the Improvement is substantially complete and ready for use (except for the personal property required to be installed or supplied by Tenant), or (ii) the date of the issuance by the appropriate governmental authority of a temporary certificate of occupancy for the building comprising the Improvement or (iii) the date on which Tenant commences business in such building;

 (d) the term, "Supplemental Sublease Year," means the period of twelve (12) consecutive months commencing on the Supplemental Commencement Date and on each annual anniversary of the Supplemental Commencement Date during the term of this Sublease; and

(e) the term "rent" or "rents" or "rental" or "rentals" as used in Article 7,
 Article 13, Article 15(d) and 15(f), Article 16, Article 19(b), and Article 28(a) shall mean and include "Basic Rent," "Additional Rent," and
"Supplemental Rent," as those terms are defined in the Sublease.

B. FURTHER AGREEMENTS AND AMENDMENTS.

1. ARTICLE 1. PREMISES AND TERM. Article 1 (Premises and Term) is hereby amended,

	(a) by changing and amending the first paragraph of Article 1 to read as follows:

		"Landlord subleases to Tenant, and Tenant does sublease and take from
Landlord, the demised premises." and,

	(b) by changing and amending the second paragraph of Article 1 to read as follows:

"TO HAVE AND TO HOLD the said demised premises, together with all and singular the improvements "thereunto belonging or in any manner appertaining, unto Tenant for a term commencing on the Commencement Date set forth in
Article 3 hereof, and continuing thereafter to and including the fifth (5th) anniversary of the Supplemental Commencement Date, subject, however, to earlier termination as provided elsewhere in this sublease."

	2. The following is hereby added as Article 2A:

ARTICLE 2A. CONSTRUCTION OF IMPROVEMENTS. Landlord agrees to construct or cause to be constructed the Improvements on the Demised Premises, in accordance with the plans and specifications prepared by Landlord's engineering department, and dated ________, 1997, copies of which are attached hereto and incorporated herein as Exhibit "2A" and have been initialed by Landlord and Tenant, which plans and specifications the parties have carefully reviewed and specifically approved."

	3. (a) The parties agree that Article 3(a) of the Sublease has been fully executed and performed, and that the Commencement Date was April 1, 1992;

		(b) Article 3(b) (Fixed Commencement Date) is hereby amended to read as follows:

		"(b) Recordable Declaration. Upon the demand of either Landlord or Tenant, the parties hereto will execute a written declaration in recordable form expressing the specific commencement and termination dates of the term of this Sublease."

	4. Article 6(a) is hereby amended by changing and amending the last sentence thereof to read as follows:

	"In addition to the Basic Rent, Tenant shall pay additional rent and supplemental rent based upon a percentage of Tenant's gross revenues from business operations conducted on the demised premises, as hereinafter set forth."

	5.    Article 6(b) is hereby amended as follows:
		(a)   by changing and amending the first paragraph of Article 6(b)(ii) to read as follows:

"(ii) During each subsequent Sublease Year or, in the event of termination of this Sublease prior to the expiration of twelve (12) months from the date of commencement of any such Sublease Year, the part of the Sublease Year remaining until the expiration or earlier termination of the term of this Sublease, in addition to the Basic Rent, Tenant shall pay to Landlord an Additional Rent for the demised premises equal to a mutually agreed upon percentage of Tenant's gross revenues earned by Tenant's pipe coating operations conducted in the demised premises."

	(b) by changing and amending the first sentence of the second paragraph of Article 6(b)(ii) to read as follows:

	"If Tenant and Landlord are unable to agree upon a mutually acceptable percentage of gross revenues to be paid by Tenant as Additional Rent at least ninety (90) days prior to commencement of each succeeding year or part year to which such percentages shall apply, the following shall apply for the following year or part thereof remaining until the expiration or earlier termination of the term of this Sublease."

(c) by adding the following as Article 6(b)(iii):

	"(iii) During each Supplemental Sublease Year or, in the event of termination of this Sublease prior to the expiration of twelve (12) months from the date of commencement of any such Supplemental Sublease Year, the part of the Supplemental Sublease Year remaining until the expiration or earlier termination of the term of this Sublease, in addition to the Additional Rent, Tenant shall pay the Landlord additional rent for the demised premises ("Supplemental Rent") equal to three-quarters of one percent (0.75%) of "gross revenues" (as defined in the Sublease) earned in the coating of pipe by Tenant (regardless of pipe size) in the demised premises."

6. Article 6(d) (Method of Payment of Additional Rent) is hereby amended by adding the words, "and Supplemental Rent" after the words "Additional Rent" wherever "Additional Rent" appears in Article 6(d), and by changing the verb "is" to "are" wherever required for grammatical correctness as a result of such addition of the words "and Supplemental Rent."

	7. (a) Article 6(e)(i) is hereby amended to read as follows:

 "(i) Within thirty (30) days after the end of each calendar quarter during the Sublease term and after the expiration or earlier termination of the Sublease term if such expiration or termination shall occur during a calendar quarter, Tenant shall furnish to Landlord a verified, detailed statement certified as to its accuracy by an officer of Tenant, setting forth the amount of gross revenues of Tenant from coating operations during the preceding quarter or, if applicable, part thereof, showing the amount of Additional Rent and Supplemental Rent required to be paid by Tenant for such quarter or, if applicable, shorter period, and providing a breakdown of the calculations of the Additional Rent and Supplemental Rent. Simultaneously with the delivery of such statement, Tenant shall pay to Landlord all such Additional Rent and Supplemental Rent other than the Additional Rent and Supplemental Rent to be deducted by Landlord from Tenant's invoices. Tenant shall keep a full and accurate set of records adequately showing the amount of gross revenues arising out of operations conducted on the demised premises each month during the Sublease term."

(b) Article 6(e)(ii) is hereby amended as follows:

	(1) by deleting the period at the end of the first sentence of Article 6(e)(ii) and there inserting the words, "or part thereof that shall have expired as of the expiration of the term or earlier termination of this Sublease."; and

(2) by deleting the last two sentences thereof and, in lieu of such sentences, inserting the following:

"If an inspection accurately discloses that further Additional Rent or Supplemental Rent is owed by Tenant, the Tenant will immediately deliver its payment of such Additional Rent or Supplemental Rent or both. The acceptance by Landlord of Additional Rent or Supplemental Rent shall not be deemed a waiver of its rights to claim further Additional Rent or Supplemental Rent or both after a review and inspection of Tenant's books and records."

	(c) Article 6(e)(iii) is hereby amended by adding the words "or Supplemental
Rent" after the words "Additional Rent" where "Additional Rent" appears in
Article 6(b)(iii).

	8. Article 8(a)(i) (Insurance -- All Risks of Physical Loss or Damage) is hereby amended to read as follows:

	"(i) All Risks of Physical Loss or Damage. During the term of this Sublease,
 Tenant shall reimburse Landlord for the amount of the annual premium paid by
Landlord to maintain insurance on any improvements located on the demised premises against all risks of physical loss or damage as provided by the insurance. The insurance shall be maintained in an amount at all times not less than 100% of the full insurable value thereof, subject to a deductible of $25,000 per occurrence. The term "full insurable value" shall mean actual replacement value of any buildings or other improvements. Full insurable value shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of
Landlord by the insurer or, at the option of Landlord, by an appraiser, engineer, architect, or contractor who shall be mutually acceptable to
Landlord and the Prime Landlord. The Landlord shall be the named insured and the Prime Landlord shall be an additional named insured.  All payments for loss shall be paid to Landlord.  Tenant agrees to pay Landlord the replacement value of any physical loss or damage to any of the buildings that is, by virtue of the deductible only, not covered by insurance."

	9. Article 13 (Maintenance and Repairs) is hereby amended by changing and amending the first paragraph of said Article to read as follows:

"It is understood and agreed that Landlord shall, at its sole cost and expense, keep and maintain during the term of this Sublease or any extension or renewal thereof the foundations, roofs, and structural support portions of the exterior of all buildings in proper condition and in a good state of repair. Landlord shall be responsible for the initial painting of the Improvement and Tenant shall be responsible for thereafter painting the Improvement and any other buildings. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of Tenant or due to hazards and risks covered or required to be covered by insurance hereunder except as insurance proceeds are available therefor. All other maintenance and repair of the buildings, including cleaning of exteriors (other than the initial painting of the Improvement) and interior walls, and maintenance and repairs, and replacement of equipment, shall be the sole responsibility of Tenant."

l0. Article 14 (Fire or Other Casualty Losses) is hereby amended to read as follows:

"ARTICLE 14. FIRE OR OTHER CASUALTY LOSSES. If any improvement or improvements located on the demised premises should be damaged or destroyed during the Sublease Term by fire or other insurable casualty without the fault of Tenant, Landlord shall repair and/or restore the same to substantially the condition such improvement or improvements was in immediately prior to such damage or destruction, except as in this Article provided. Landlord's obligation under this Article shall in no event exceed the scope of the work required to be done by Landlord in the original construction of any such improvement. Landlord shall not be required to, but Tenant, unless otherwise agreed by Landlord, may with due dispatch replace or restore forthwith any trade fixture, signs, or other installations theretofore installed by Tenant. Basic Rent payable under this Sublease shall be abated if such fire or other insurable casualty renders the Original Building unusable by Tenant, but if any such casualty is caused by the fault of Tenant, there shall be no abatement of rent. Such abatement shall continue for the period commencing with such casualty and ending with the completion by Landlord of such work or repair and/or reconstruction as Landlord is obligated to do. If, however, the Original Building shall be damaged or destroyed by any cause so that the Landlord shall decide to demolish or abandon, or completely rebuild it, Landlord may, within sixty (60) days after such damage or destruction, give Tenant written notice of such decision, and thereupon this Sublease shall be deemed to have terminated as of the date of the damage or destruction and Tenant shall immediately quit and surrender the demised premises to Landlord; provided that Tenant shall have sixty (60) days thereafter to remove its property from the demised premises."

11. Article 15 (Eminent Domain) is hereby amended as follows:

	(a) by inserting the words "Supplemental Rent" after "Rent," in the fifth line of

Article 15(b);

(b) by changing and amending subpart (c) to read as follows:

	"(c) Partial Condemnation. (i) If less than the whole or less than substantially all of the demised premises shall be taken in such proceedings, and the part so taken shall consist only of the property and improvements surrounding the Original Building or any part thereof, but not the Original Building itself, the Sublease shall terminate only as to the portion so taken; this Sublease shall continue for the balance of its term as to the part of the demised premises remaining after such taking and the rents to be paid by Tenant after such taking for the remaining part of the demised premises shall be reduced by an amount agreed upon by Landlord and Tenant, taking into account all factors that are reasonably relevant in the circumstances. If Landlord and Tenant are unable to agree on the amount of such reduction within thirty (30) days after the mailing by Landlord of a written notice to Tenant that the premises have been so taken, then the reduction shall be an amount as shall be determined by arbitration as provided in this Sublease."

	"(ii) If the part so taken shall include all or substantially all of the Original Building, Tenant shall have the right to cancel and terminate this Sublease as of the date of such taking by giving the Landlord notice in writing of such election within thirty (30) days after the mailing by Landlord of a written notice to Tenant that the premises have been so taken and the Basic Rent, Additional Rent, and Supplemental Rent and all of the sums and charges in this Sublease provided to be paid by Tenant shall be apportioned and paid to the date of such termination.

If Tenant shall not elect to terminate, this Sublease shall continue for the balance of its term as to the part of the demised premises remaining with no adjustment in rents payable hereunder; provided, that if the taking shall render the Improvement unusable by Tenant for the purposes set forth in
Article 5 hereof, the Supplemental Rent shall abate."

(c) by changing and amending subpart (d) to read as follows:

	"(d) Restoration. If less than the whole or less than all or substantially all of the Original Building shall be taken in such proceedings, and Tenant shall not have elected to terminate this Sublease if permitted by the terms hereof, Landlord shall, with reasonable dispatch, repair the remaining portion of such structure or structures so as to restore it or them complete, but Landlord shall not be obligated to extend any part of such structure beyond any boundary of the real property described on Exhibit "A" to this Sublease or to restore any structure in violation of any applicable zoning ordinances or regulations or other laws; Landlord shall not be obligated to expend on any structure more than the sum allowed to Landlord in such proceeding for damage to the structure, less all expenses incurred by Landlord in such proceeding; nor shall there be any abatement of any rent due hereunder during such restoration; provided, that if the expense of such restoration would be greater than the sum allowed to Landlord, less such expenses in the condemnation proceeding, then Landlord shall have an option, for a period of thirty (30) days after such partial taking, within which to decide whether to make the restoration or terminate this Sublease. If, within such thirty-day period, Landlord shall give written notice to Tenant of termination, this Sublease and the term hereof shall terminate and expire on the last day of the calendar month following the month in which such notice shall be given and the Basic Rent, Additional Rent, Supplemental Rent, and other sums or charges in this Sublease provided to be paid by Tenant shall be paid to the date of such termination; provided, that if Tenant shall agree in writing, within twenty (20) days after receiving any such notice of termination from Landlord, to pay the difference by which the cost of such restoration exceeds the sum allowed to Landlord in such condemnation proceeding, less such expenses, then Landlord's notice of termination and right to terminate hereunder shall cease and Landlord shall make such such restoration as herein before required."

(d) by changing and amending subpart (e) to read as follows:

"(e) Substantially all of the Premises or Original Building. For the purposes of this Article, aubstantially all of the demised premises or of the Original Building shall be deemed to be taken if the portion of the demised premises or Original Building not so taken does not constitute, or cannot be repaired or reconstructed so as to constitute, a complete plot and structures or, in the case of the Original Building, so as to constitute a complete structure, useable by Tenant as an entity for the proper conduct of its business as such business is described in Article 5. In the event of any dispute between Landlord and Tenant as to whether "substantially all" of the demised premises or of the Original Building are taken, such dispute shall be submitted to and determined by arbitration as provided in this Sublease."

(e) by changing and amending subpart (f) to read as follows:

"(f) Rents During Arbitration. The rents hereunder shall not abate during any arbitration proceeding or pending any arbitration award pursuant to this Article, but an adjustment in such rents, including a retroactive adjustment for any period during which Tenant may have been deprived of the use of either the Improvement or the Original Building, or any part of either, shall be made as soon as the exact amount thereof payable shall have been determined by the arbitration award."

12. Article 16 (Default) is hereby amended by changing and amending subpart
(a)(i) thereof to read as follows:

"(i) Rent Default. Tenant shall fail to pay installment of any of the rents due hereunder on the date that any thereof is due and such failure shall continue for a period of ten (l0) days after the giving of notice by Landlord of written demand for such payment; provided, however, that three
(3) or more successive failures to pay any such rent within ten (10) days of the due date thereof shall constitute an event of default without the necessity of Landlord making any written demand;"

	13. Article 19 (Subordination and Attornment) is hereby amended by changing and amending subparagraph (b) thereof to read as follows:

	"(b) Nondisturbance. So long as Tenant is not in default in the payment of any rents due hereunder or in the performance of any of the terms of this Sublease, the Tenant's possession of the demised premises and the Tenant's rights and privileges under the Sublease or any renewal thereof shall not be diminished or interfered with by the mortgagee."

	14. Article 21 (Assignment and Subleasing) is hereby amended by changing the word "Foster" to "Tenant" and the word "American" to "Landlord" as the same appear in said Article.

15. (a) The heading of Article 22 is changed to read: SERVICE AGREEMENT AND SUBLEASE TERMINATION.

	(b) The first and second paragraphs of Article 22 (Automatic Renewal) are hereby deleted.

	16. Article 23 is hereby amended by adding, "Supplemental Rent," after the words, "Additional Rent," in the second line of said Article.

17. Article 31 (Notices) is hereby amended by changing the address of Samuel
W. Oliver, Jr., Esq. to read as follows:

Samuel W. Oliver, Jr., Esq.
Burr & Forman LLP
420 North 20th Street, Suite 3100 (35203)
P.O. Box 830719
Birmingham, Alabama 35283-0719

and by changing and amending the last paragraph of Article 31 to read as follows:

"All notices shall be deemed to be given when actually received by or for the intended recipient at such recipient's address."

C. Except as amended hereby, all provisions of the Sublease shall remain in full force and effect.


IN WITNESS WHEREOF, Landlord and Tenant have duly executed and affixed their respective seals to this instrument, being duly authorized in the premises, on the day and year first above written.


                               LANDLORD:

                               American Cast Iron Pipe Company,
                               a Georgia corporation

                               By: /s/J. M. O'Brien
                                 Its: V.P. Sales

                               TENANT:

                               L. B. Foster Company,
                               a Deleware Corporation

                               By:  /s/Lee B. Foster
                                  Its: President